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                                  Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


                 Name                         State of Incorporation
                 ----                         ----------------------
       JDN Development Company, Inc.                   Delaware
       JDN of Pennsylvania Realty
           Corporation                                 Delaware
       JDN Realty Corporation GP, Inc.                 Delaware
       JDN Realty LP, Inc.                             Delaware